Exhibit 99.1

GEORGIA-CAROLINA BANCSHARES ANNOUNCES

NET INCOME FOR SECOND QUARTER 2014

July 30, 2014

Augusta, Georgia

Georgia-Carolina Bancshares, Inc. (GECR.OB) (the “Company”), parent company of First Bank of Georgia, today announced 2014 second quarter income of $963,000, or $0.27 per diluted common share, for the three months ended June 30, 2014, compared to $2,119,000 or $0.59 per diluted common share, for the three months ended June 30, 2013. For the year to date period ending June 30, 2014, the Company earned $1,815,000, or $0.50 per diluted common share, compared to $4,426,000 or $1.24 per diluted common share for the same period in 2013. During the second quarter of 2014, the Company announced a pending merger with State Bank Financial Corporation, which is anticipated to close in early 2015, and incurred merger related charges of $641,000 for the six months ended June 30, 2014. The majority of these charges were incurred during the second quarter. The reported net income for Georgia-Carolina Bancshares, Inc. excluding the merger charges were $1,430,000, or $0.39 per diluted common share for the second quarter of 2014, and $2,287,000, or $0.63 diluted earnings per common share for the first six months of 2014.

Remer Y. Brinson III, President & CEO of the Company, stated “We are pleased to report sound earnings for the first half of 2014 and continue to see a return to a more stable economic environment. We have seen strong loan demand over the past three quarters and have seen our asset quality measures return to very healthy levels. Bank loans have grown by over 10% during the first half of 2014 while core deposits have continued to grow also.”

“The decline in net income for the three and six months ended June 30, 2014 from last year is primarily due to the merger charges, smaller credit provisions to the allowance for loan losses and decreased mortgage related income.”

“Mortgage originations have improved during the second quarter of 2014, following three quarters of a very soft market,” Brinson continued. “However, mortgage originations and related income for the first half of 2014 are well below the first half of 2013, when the Company reported record profitability.”

Georgia-Carolina Bancshares’ Board of Directors declared a quarterly cash dividend of $0.045 per share of common stock payable on August 19, 2014, to shareholders of record as of August 12, 2014.

Georgia-Carolina Bancshares’ common stock is quoted on the OTC Bulletin Board under the symbol “GECR”. First Bank of Georgia conducts banking operations through offices in Richmond County (Augusta), Columbia County (Evans and Martinez), and McDuffie County (Thomson), Georgia and operates mortgage origination offices in Augusta and Savannah, Georgia.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans” or similar expressions to identify forward-looking statements, and are made on the basis of management’s plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic and market conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger transaction, State Bank Financial Corporation (“State Bank”) will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) to register State Bank’s shares that will be issued to the Company’s shareholders in connection with the transaction. The registration statement will include a proxy statement of the Company and a prospectus of State Bank, as well as other relevant documents concerning the proposed transaction. The registration statement and the proxy statement/prospectus to be filed with the SEC related to the proposed transaction will contain important information about the Company, State Bank and the proposed transaction and related matters. WE URGE SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS) BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders may obtain free copies of the documents filed with the SEC by the Company at its website at https://www.firstbankofga.com (which website is not incorporated herein by reference) or by contacting Thomas J. Flournoy by telephone at 706-731-6622. Security holders may also obtain free copies of the documents filed with the SEC by State Bank at its website at http://www.statebt.com (which website is not incorporated herein by reference) or by contacting Jeremy Lucas by telephone at 404-239-8626.

Participants in this Transaction

The Company, State Bank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed Merger will be provided in the proxy statement/prospectus described above when it is filed with the SEC. Additional information regarding each of the Company’s and State Bank’s respective directors and executive officers, including shareholdings, is included in the Company’s definitive proxy statement for 2014, which was filed with the SEC on April 14, 2014, and State Bank’s definitive proxy statement for 2014, which was filed with the SEC on April 11, 2014. You can obtain free copies of this document from the Company or State Bank, respectively, using the contact information above.

GEORGIA-CAROLINA BANCSHARES, INC.

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS

Cash and due from banks	$15,495	$16,828
Securities available-for-sale	133,382	158,439

Loans	304,059	274,747
Allowance for loan losses	(5,292)	(5,357)
Loans, net	298,767	269,390

Loans held for sale at fair value	32,468	31,298
Bank-owned life insurance	15,094	14,834
Bank premises and fixed assets	9,329	9,512
Accrued interest receivable	1,679	1,854
Other real estate owned, net of allowance	4,758	4,897
Federal Home Loan Bank stock	1,482	1,606
Deferred tax assets	4,400	5,366
Other assets	2,022	2,474

Total assets	$518,876	$516,498

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
Non-interest bearing	$77,809	$76,747
Interest-bearing:
NOW accounts	61,603	59,661
Money market accounts	73,839	74,056
Savings	57,138	56,757
Time deposits less than $100,000	51,830	54,859
Time deposits $100,000 or greater	73,022	72,637
Brokered and wholesale deposits	20,904	24,988
Total deposits	416,145	419,705

Federal Home Loan Bank and other borrowings	22,600	22,200
Repurchase agreements	10,408	12,111
Other liabilities	8,100	5,593

Total liabilities	457,253	459,609

Shareholders' equity
Preferred stock, par value $.001; 1,000,000 shares authorized; none issued	-	-
Common stock, par value $.001; 9,000,000 shares authorized; 3,596,046 and 3,572,204 shares issued and outstanding	4	4
Additional paid-in-capital	16,456	16,192
Retained earnings	46,249	44,758
Accumulated other comprehensive income/(loss)	(1,086)	(4,065)
Total shareholders' equity	61,623	56,889
Total liabilities and shareholders' equity	$518,876	$516,498

GEORGIA-CAROLINA BANCSHARES, INC.

Consolidated Statements of Income

(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income
Interest and fees on loans	$4,036	$3,786	$7,856	$7,670
Interest on taxable securities	609	635	1,244	1,149
Interest on nontaxable securities	150	127	301	243
Interest on Federal funds sold and other interest	4	28	8	34
Total interest income	4,799	4,576	9,409	9,096

Interest expense
Interest on NOW, money market, and savings deposits	126	146	252	293
Interest on time deposits less than $100,000	108	129	219	263
Interest on time deposits $100,000 or greater	143	170	291	340
Interest on brokered and wholesale deposits	50	96	109	208
Interest on funds purchased and other borrowings	23	4	40	10
Total interest expense	450	545	911	1,114

Net interest income	4,349	4,031	8,498	7,982

Provision for loan losses	(429)	(1,200)	(651)	(1,802)

Net interest income after provision for loan losses	4,778	5,231	9,149	9,784

Non-interest income	350	390	693	760
Service charges on deposits	1,821	2,693	3,246	4,697
Mortgage banking activities	(8)	14	74	159
Gain on sale of other real estate	35	78	51	91
Gains on sale of securities	473	626	875	1,883
Other income/loss
Total non-interest income	2,671	3,801	4,939	7,590

Non-interest expense
Salaries and employee benefits	3,325	3,291	6,652	6,365
Occupancy expenses	394	367	775	735
Other real estate expenses	209	543	378	702
Other expenses	2,202	1,667	3,819	3,279
Total non-interest expense	6,130	5,868	11,624	11,081

Income before income taxes	1,319	3,164	2,464	6,293

Income tax expense	356	1,045	649	1,867

Net income	$963	$2,119	$1,815	$4,426

Net income per share of common stock
Basic	$0.27	$0.60	$0.51	$1.25
Diluted	$0.27	$0.59	$0.50	$1.24

Dividends per share of common stock	$0.045	$0.045	$0.090	$0.085